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                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[X]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                               MAXTOR CORPORATION

                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:


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        2)     Aggregate number of securities to which transaction applies:


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        3)     Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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        4)     Proposed maximum aggregate value of transaction:


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        5)     Total fee paid:


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[ ]     Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:


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        2)     Form, Schedule or Registration Statement No.:


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        3)     Filing Party:


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        4)     Date Filed:

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Information Concerning Participants filed pursuant to Rule 14a-12

        In connection with the proposed merger (the "Merger") between Maxtor Corporation ("Maxtor") and Quantum HDD ("Quantum"), Maxtor, its directors, executive officers and certain other members of Maxtor management and employees may be soliciting proxies from Maxtor stockholders in favor of the Transactions.

        Maxtor's board of directors is comprised of Michael Cannon (President and Chief Executive Officer), Charles Christ, Thomas Chun, C.S. Chung, Charles Hill, Roger Johnson, Y.H. Kim and C.S. Park. The executive officers of Maxtor who may participate in the solicitation of proxies are Michael Cannon and Paul Tufano, Senior Vice President and Chief Financial Officer. The Maxtor participants in the solicitation collectively beneficially own 1,868,057 shares of Maxtor common stock, representing approximately 1.3% of the total Maxtor common stock outstanding. Michael Cannon individually beneficially owns approximately 1,469,152 shares of Maxtor common stock, representing approximately 1.3% of the total Maxtor common stock outstanding, and Paul Tufano individually beneficially owns approximately 371,905 shares of Maxtor common stock, representing approximately less than 1% of the total Maxtor common stock outstanding. Additional information about the directors and executive officers of Maxtor is included in Maxtor's Proxy Statement for its 2000 Annual Meeting of Stockholders filed by Maxtor with the U.S. Securities and Exchange Commission (the "SEC") on April 19, 2000, and information will be included in the joint proxy statements/prospectuses and other relevant documents concerning the proposed merger to be filed by Maxtor and Quantum with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov); in addition, documents will be available free of charge by contacting Ted Deffenbaugh at (408) 432-4992.